UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2026

VICARIOUS SURGICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39384	87-2678169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

78 Fourth Avenue
Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 868-1700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBOT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Employment Agreement Amendment

On February 2, 2026, Vicarious Surgical Inc. (the “Company”) entered into an amendment (the “From Amendment) to the Executive Employment Agreement (the “Employment Agreement”) between the Company and Stephen From, the Chief Executive Officer of the Company. Pursuant to the From Amendment, in the event that Mr. From is terminated without cause or resigns from his position for good reason, he will be entitled to receive a severance payment equal to one year of his then in-effect base salary plus the pro-rata portion of his target bonus, as well as an amount equal to COBRA premiums for 12 months. In the event that Mr. From is terminated without cause or resigns from his position for good reason within three months prior to or 12 months following a change in control, he will be entitled to receive a severance payment equal to two times the sum of his then in-effect base salary for 12 months plus the pro-rata portion of his target bonus, as well as an amount equal to COBRA premiums for 24 months. In addition, his outstanding equity awards with time-based vesting will vest in full. Payment of any such severance amounts would be conditioned upon Mr. From’s execution and non-revocation of a separation agreement in a form acceptable to the Company, which would include a customary release and certain restrictive covenants.

CFO Severance and Change in Control Agreement

On February 1, 2026, the Company entered into an Executive Severance and Change in Control Agreement (the “Romano Agreement”) with Sarah Romano, the Chief Financial Officer of the Company. Pursuant to the terms of the Romano Agreement, in the event that Ms. Romano is terminated without cause or resigns from her position for good reason, she will be entitled to receive a severance payment equal to six months of her then in-effect base salary plus the pro-rata portion of her target bonus, as well as an amount equal to COBRA premiums for six months. In the event that Ms. Romano is terminated without cause or resigns from her position for good reason within three months prior to or 12 months following a change in control, she will be entitled to receive a severance payment equal to two times the sum of her then in-effect base salary for six months plus the pro-rata portion of her target bonus, as well as an amount equal to COBRA premiums for 12 months. In addition, her outstanding equity awards with time-based vesting will vest in full. Payment of any such severance amounts would be conditioned upon Ms. Romano’s execution and non-revocation of a separation agreement in a form acceptable to the Company, which would include a customary release and certain restrictive covenants.

The foregoing descriptions of the From Amendment and the Romano Agreement are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the text of the From Amendment and the Romano Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Executive Employment Agreement, dated as of February 2, 2026, between Vicarious Surgical Inc. and Stephen From
10.2	Executive Severance and Change in Control Agreement, dated as of February 1, 2026, between Vicarious Surgical Inc. and Sarah Romano
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICARIOUS SURGICAL INC.

By:	/s/ Stephen From
Name:	Stephen From
Title:	Chief Executive Officer

Date: February 2, 2026

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